EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


NAME                                               STATE OF INCORPORATION
-----------------------------------                ----------------------
Athey Products International, Inc.                 Barbados



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                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                                     Balance at         Charges         Deductions              Balance at
                                                      Beginning        to Profit           from                   End of
Description                                            of Year          and Loss         Reserves                  Year
-----------                                            -------          --------         --------                  ----
Year Ended December 31, 1999:
-----------------------------
Allowance for doubtful                                    $ 285,280        $ (64,219)        $ 64,030  (a)          $ 157,031
    accounts-trade
Provision for obsolete
    and slow moving inventory                               970,373          129,627                -               1,100,000
Provision for lower of cost or market                       910,633                -          160,633                 750,000
Provision for warranty costs                              1,746,166          621,563        1,267,729  (c)          1,100,000

YEAR ENDED DECEMBER 31, 1998:
-----------------------------
Allowance for doubtful                                    $ 200,000        $ 117,194         $ 31,914  (a)          $ 285,280
    accounts-trade
Provision for obsolete
    and slow moving inventory                               760,000        1,050,104          839,731  (b)            970,373
Provision for lower of cost or market                        80,775          829,858                -                 910,633
Provision for warranty costs                              1,276,000        2,481,389        2,011,223  (c)          1,746,166

YEAR ENDED DECEMBER 31, 1997:
-----------------------------
Allowance for doubtful                                    $ 350,000              $ -        $ 150,000               $ 200,000
    accounts-trade
Provision for obsolete
    and slow moving inventory                               500,000          513,784          253,784  (b)            760,000
Provision for lower of cost or market                             -           80,775                -                  80,775
Provision for warranty costs                                690,000        2,263,565        1,677,565  (c)          1,276,000

(a)  Uncollected trade receivables written off.
(b)  Deduction for obsolete inventory scrapped or sold at reduced selling price.
(c)  Warranty expenses incurred.

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